Plexus Announces Fiscal Third Quarter 2018 Financial Results

•	Record quarterly revenue of $726 million during the fiscal third quarter of 2018

•	GAAP diluted EPS of $0.79

•	Initiates fiscal fourth quarter 2018 revenue guidance of $735 to $775 million with GAAP diluted EPS of $0.82 to $0.92

NEENAH, WI – July 18, 2018 - Plexus (NASDAQ: PLXS) today announced financial results for its fiscal third quarter ended June 30, 2018, and guidance for its fiscal fourth quarter ending September 29, 2018.

	Three Months Ended
	June 30, 2018	June 30, 2018	Sept 29, 2018
	Q3F18 Results	Q3F18 Guidance	Q4F18 Guidance
Summary GAAP Items
Revenue (in millions)	$726	$700 to $740	$735 to $775
Operating margin	4.5%	4.6% to 5.0%	4.5% to 4.9%
Diluted earnings per share (1)	$0.79	$0.76 to $0.86	$0.82 to $0.92

Summary Non-GAAP Items (2)
Return on invested capital (ROIC)	15.9%
Economic Return	6.4%

(1)	Includes stock-based compensation expense of $0.14 for both Q3F18 results and Q4F18 guidance.
(2)	Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures and a reconciliation to GAAP.
Fiscal Third Quarter 2018 Information

•	Won 45 manufacturing programs during the quarter representing $202 million in annualized revenue when fully ramped into production

•	Trailing four quarter manufacturing wins total $828 million in annualized revenue when fully ramped into production

•	Purchased $56.7 million of our shares at an average price of $59.81 per share under our existing share repurchase program

Todd Kelsey, President and CEO, commented, “Our fiscal third quarter revenue of $726 million marks the fourth consecutive quarter of record revenue and a 17% increase from the comparable quarter last fiscal year. We delivered higher than anticipated revenue associated with new program ramps while navigating a challenging supply chain environment, resulting in lower than expected operating margin. Within the quarter our teams continued their strong wins performance by exceeding $200 million in manufacturing wins and achieving record engineering wins, positioning us for meaningful growth.”

Patrick Jermain, Senior Vice President and CFO, commented, “During the fiscal third quarter, we continued to execute on our previously disclosed capital allocation strategy. In addition to the $280 million of offshore cash brought back to the U.S. in the fiscal second quarter, we repatriated approximately $100 million during the fiscal third quarter. We deployed the cash by investing in facilities and working capital, repurchasing approximately $57 million of shares under our repurchase program and reducing our borrowing.” Mr. Jermain continued, “In June, we successfully refinanced $150 million of the $175 million of senior notes that matured, reducing our debt by $25 million and lowering our borrowing costs given the favorable fixed interest rates. We anticipate repatriating an additional $50 million during the fiscal fourth quarter, which would result in more than $400 million repatriated for fiscal 2018.”

Mr. Kelsey continued, “Looking ahead to the fiscal fourth quarter, we expect our revenue growth trajectory to continue due to our wins performance and improved end markets. As a result, we are establishing revenue guidance of $735 to $775 million. At this revenue level, we would exceed our 12% annual revenue growth goal for the fiscal year. We are guiding fiscal fourth quarter GAAP diluted EPS in the range of $0.82 to $0.92. With performance in this range we would expect to deliver record operating profit.”

Mr. Kelsey concluded, “As we look forward to fiscal 2019, we are optimistic we will achieve further revenue growth, while also improving our margin performance, as we gain operating and fixed cost leverage from programs that are fully ramped into production. Further, we anticipate that improved operating efficiency, in conjunction with our share repurchase program, will result in meaningful EPS leverage.”

Quarterly Comparison	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Jul 1, 2017
(in thousands, except EPS)	Q3F18	Q2F18	Q3F17
Revenue	$726,385	$698,651	$618,832
Gross profit	67,821	52,952	61,185
Operating income	32,446	17,315	29,469
Net income	26,501	12,290	25,579
Diluted earnings per share	$0.79	$0.36	$0.74
Adjusted net income (1)	*	25,466	*
Adjusted diluted EPS (1)	*	$0.74	*

Gross margin	9.3%	7.6%	9.9%
Adjusted gross margin (1)	*	9.4%	*
Operating margin	4.5%	2.5%	4.8%
Adjusted operating margin (1)	*	4.4%	*

ROIC	15.9%	15.6%	16.1%
Economic Return	6.4%	6.1%	5.6%

(1)
Refer to Non-GAAP Supplemental Information in Tables 1 and 2 for non-GAAP financial measures discussed in this release, such as adjusted gross margin, adjusted gross profit, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS, ROIC and Economic Return, and a reconciliation of these measures to GAAP.

*	No adjustments were made in the indicated periods.

Business Segment and Market Sector Revenue
The Company measures operational performance and allocates resources on a geographic segment basis. Plexus also reports revenue based on the market sector breakout set forth in the table below, which reflects the Company’s global market sector focused business development strategy. Top 10 customers comprised 57% of revenue during the quarter, down one percentage point from the fiscal second quarter of 2018.

Business Segments ($ in millions)	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Jul 1, 2017
	Q3F18	Q2F18	Q3F17
Americas	$298	$302	$265
Asia-Pacific	384	350	326
Europe, Middle East, and Africa	74	74	53
Elimination of inter-segment sales	(30)	(27)	(25)
Total Revenue	$726	$699	$619

Market Sectors ($ in millions)	Three Months Ended
	Jun 30, 2018		Mar 31, 2018		Jul 1, 2017
	Q3F18		Q2F18		Q3F17
Healthcare/Life Sciences	$266	37%	$248	35%	$210	34%
Industrial/Commercial	225	31%	242	35%	201	32%
Communications	120	16%	99	14%	99	16%
Aerospace/Defense	115	16%	110	16%	109	18%
Total Revenue	$726		$699		$619

Non-GAAP Supplemental Information
Plexus provides non-GAAP supplemental information, such as ROIC, Economic Return, and free cash flow, because such measures are used for internal management goals and decision making, and because they provide management and investors additional insight into financial performance. In addition, management uses these and other non-GAAP measures, such as adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted EPS, to provide a better understanding of core performance for purposes of period-to-period comparisons. Plexus believes that these measures are also useful to investors because they provide further insight by eliminating the effect of items, such as the one-time, non-executive employee bonus paid in the second quarter of fiscal 2018 and the transitional effects of the U.S. Tax Cuts & Jobs Act (“U.S. Tax Reform”), that are not reflective of continuing operations. For a full reconciliation of non-GAAP measures to comparable GAAP measures, please refer to Non-GAAP Supplemental Information and the attached Non-GAAP Supplemental Information Tables.
ROIC and Economic Return
ROIC for the fiscal third quarter of 2018 was 15.9%. The Company defines ROIC as tax-effected annualized adjusted operating income divided by average invested capital over a four-quarter period for the third quarter. Invested capital is defined as equity plus debt, less cash and cash equivalents. The Company’s weighted average cost of capital for fiscal 2018 is 9.5%. ROIC for the quarter less the Company’s weighted average cost of capital resulted in an economic return of 6.4%.

Free Cash Flow Calculation
The Company defines free cash flow as cash flows provided by operations less capital expenditures. For the three months ended June 30, 2018, cash flows provided by operations was $38.6 million, less capital expenditures of $22.9 million, resulting in free cash flow of $15.7 million. For the nine months ended June 30, 2018, cash flows provided by operations was $41.4 million, less capital expenditures of $52.0 million, resulting in negative free cash flow of $10.6 million.

Cash Cycle Days	Three Months Ended
	Jun 30, 2018	Mar 31, 2018	Jul 1, 2017
	Q3F18	Q2F18	Q3F17
Days in Accounts Receivable	48	52	47
Days in Inventory	105	100	107
Days in Accounts Payable	(66)	(61)	(65)
Days in Cash Deposits	(14)	(15)	(13)
Annualized Cash Cycle*	73	76	76

*We calculate cash cycle as the sum of days in accounts receivable and days in inventory, less days in accounts payable and days in cash deposits.

Conference Call and Webcast Information

What:	Plexus Fiscal Q3 2018 Earnings Conference Call and Webcast
When:	Thursday, July 19, 2018 at 8:30 a.m. Eastern Time
Where:
Participants are encouraged to join the live webcast at the investor relations section of the Plexus website, https://plexus.gcs-web.com/events-and-presentations/upcoming-events, where a slide presentation reviewing fiscal third quarter 2018 results will also be made available ahead of the conference call.

Conference call at +1.800.708.4539 with passcode: 47061911

Replay:	The webcast will be archived on the Plexus website and available via telephone replay at +1.888.843.7419 or +1.630.652.3042 with passcode: 47061911
Investor and Media Contact
Susan Hanson
+1.920.751.5491
susan.hanson@plexus.com

About Plexus – The Product Realization Company
Since 1979, Plexus has been partnering with companies to create the products that build a better world. We are a team of over 18,000, providing global Design and Development, Supply Chain Solutions, New Product Introduction, Manufacturing, and Aftermarket Services. Plexus is an industry leader that specializes in serving customers with complex products used in demanding regulatory environments. With a culture built around innovation and customer service, Plexus’ teams create customized end-to-end solutions to assure the realization of the most intricate products. For more information about Plexus, visit our website, plexus.com.

Safe Harbor and Fair Disclosure Statement
The statements contained in this press release that are guidance or which are not historical facts (such as statements in the future tense and statements including believe, expect, intend, plan, anticipate, goal, target and similar terms and concepts), including all discussions of periods which are not yet completed, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to: the risk of customer delays, changes, cancellations or forecast inaccuracies in both ongoing and new programs; the lack of visibility of future orders, particularly in view of changing economic conditions; the economic performance of the industries, sectors and customers we serve; the effects of shortages and delays in obtaining components as a result of economic cycles or natural disasters; the effects of tariffs and other trade protection measures; the effects of the volume of revenue from certain sectors or programs on our margins in particular periods; our ability to secure new customers, maintain our current customer base and deliver product on a timely basis; the particular risks relative to new or recent customers, programs or services, which risks include customer and other delays, start-up costs, potential inability to execute, the establishment of appropriate terms of agreements, and the lack of a track record of order volume and timing; the risks of concentration of work for certain customers; the effect of start-up costs of new programs and facilities; possible unexpected costs and operating disruption in transitioning programs, including transitions between Company facilities; the risk that new program wins and/or customer demand may not result in the expected revenue or profitability; the fact that customer orders may not lead to long-term relationships; our ability to manage successfully and execute a complex business model characterized by high product mix, low volumes and demanding quality, regulatory, and other requirements; the ability to realize anticipated savings from restructuring or similar actions, as well as the adequacy of related charges as compared to actual expenses; increasing regulatory and compliance requirements; risks related to information technology systems and data security; the effects of U.S. Tax Reform and of related foreign jurisdiction tax developments; current or potential future barriers to the repatriation of funds that are currently held outside of the United States as a result of actions taken by other countries or otherwise; the potential effects of jurisdictional results on our taxes, tax rates, and our ability to use deferred tax assets and net operating losses; the risks associated with excess and obsolete inventory, including the risk that inventory purchased on behalf of our customers may not be consumed or otherwise paid for by the customer, resulting in an inventory write-off; the weakness of areas of the global economy; the effect of changes in the pricing and margins of products; raw materials and component cost fluctuations; the potential effect of fluctuations in the value of the currencies in which we transact business; the effects of changes in economic conditions, political conditions, and tax matters in the United States and in the other countries in which we do business (including as a result of the United Kingdom’s pending exit from the European Union); the potential effect of other world or local events or other events outside our control (such as changes in energy prices, terrorism and weather events); the impact of increased competition; changes in financial accounting standards; and other risks detailed herein and in our other Securities and Exchange Commission filings (particularly in "Risk Factors" in our fiscal 2017 Form 10-K).

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	Jun 30,	Jul 1,	Jun 30,	Jul 1,
	2018	2017	2018	2017
Net sales	$726,385	$618,832	$2,102,330	$1,858,200
Cost of sales	658,564	557,647	1,918,034	1,668,859
Gross profit	67,821	61,185	184,296	189,341
Selling and administrative expenses	35,375	31,716	102,978	93,398
Operating income	32,446	29,469	81,318	95,943
Other income (expense):
Interest expense	(2,910)	(3,294)	(10,182)	(9,830)
Interest income	1,068	1,299	4,049	3,555
Miscellaneous	(1,052)	(103)	(1,875)	1,147
Income before income taxes	29,552	27,371	73,310	90,815
Income tax expense	3,051	1,792	133,012	7,762
Net income (loss)	$26,501	$25,579	$(59,702)	$83,053
Earnings (loss) per share:
Basic	$0.81	$0.76	$(1.79)	$2.47
Diluted	$0.79	$0.74	$(1.79)	$2.40
Weighted average shares outstanding:
Basic	32,796	33,669	33,300	33,636
Diluted	33,651	34,568	33,300	34,585

PLEXUS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	Jun 30,	Sept 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$332,723	$568,860
Restricted cash	828	394
Accounts receivable	379,136	365,513
Inventories	755,809	654,642
Prepaid expenses and other	31,221	28,046
Total current assets	1,499,717	1,617,455
Property, plant and equipment, net	334,528	314,665
Deferred income taxes	5,432	5,292
Other	54,952	38,770
Total non-current assets	394,912	358,727
Total assets	$1,894,629	$1,976,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$6,365	$286,934
Accounts payable	473,374	413,999
Customer deposits	101,679	107,837
Accrued salaries and wages	57,576	49,376
Other accrued liabilities	70,278	49,445
Total current liabilities	709,272	907,591
Long-term debt and capital lease obligations, net of current portion	180,204	26,173
Accrued income taxes payable	91,905	—
Deferred income taxes	15,178	—
Other Liabilities	15,710	16,479
Total non-current liabilities	302,997	42,652
Total liabilities	1,012,269	950,243
Shareholders’ equity:
Common stock, $.01 par value, 200,000 shares authorized,
52,451 and 51,934 shares issued, respectively,
and 32,361 and 33,464 shares outstanding, respectively	525	519
Additional paid-in-capital	572,559	555,297
Common stock held in treasury, at cost, 20,090 and 18,470 shares, respectively	(671,944)	(574,104)
Retained earnings	989,504	1,049,206
Accumulated other comprehensive loss	(8,284)	(4,979)
Total shareholders’ equity	882,360	1,025,939
Total liabilities and shareholders’ equity	$1,894,629	$1,976,182

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 1
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	Jun 30,	Mar 31,	Jul 1,	Jun 30,	Jul 1,
	2018	2018	2017	2018	2017
Gross profit, as reported	$67,821	$52,952	$61,185	$184,296	$189,341
Gross margin, as reported	9.3%	7.6%	9.9%	8.8%	10.2%

Non-GAAP adjustments:
One-time employee bonus (1)	—	12,590	—	12,590	—
Adjusted gross profit	$67,821	$65,542	$61,185	$196,886	$189,341
Adjusted gross margin	9.3%	9.4%	9.9%	9.4%	10.2%

Operating income, as reported	$32,446	$17,315	$29,469	$81,318	$95,943
Operating margin, as reported	4.5%	2.5%	4.8%	3.9%	5.2%

Non-GAAP adjustments:
One-time employee bonus (1)	—	13,512	—	13,512	—
Adjusted operating income	$32,446	$30,827	$29,469	$94,830	$95,943
Adjusted operating margin	4.5%	4.4%	4.8%	4.5%	5.2%

Net income (loss), as reported	$26,501	$12,290	$25,579	$(59,702)	$83,053

Non-GAAP adjustments:
One-time employee bonus, net of tax (1)	—	13,176	—	13,176	—
Income tax expense due to U.S. Tax Reform (2)	—	—	—	124,512	—
Adjusted net income	$26,501	$25,466	$25,579	$77,986	$83,053

Diluted weighted average shares outstanding, as reported	33,651	34,387	34,568	33,300	34,585
Diluted weighted average shares outstanding, as adjusted (3)	33,651	34,387	34,568	34,242	34,585

Diluted earnings (loss) per share, as reported	$0.79	$0.36	$0.74	$(1.79)	$2.40

Non-GAAP per share adjustments:
One-time employee bonus, net of tax (1)	—	0.38	—	0.38	—
Impact of dilutive shares excluded from GAAP results due to the net loss position (3)	—	—	—	0.05	—
Income tax expense due to U.S. Tax Reform (2)	—	—	—	3.64	—
Adjusted diluted earnings per share	$0.79	$0.74	$0.74	$2.28	$2.40

(1)
During Q2F18, a $13.5 million one-time employee bonus was paid; of this amount, $12.6 million was recorded in cost of sales and $0.9 million was recorded in selling and administrative expenses in the accompanying Condensed Consolidated Statements of Operations.

(2)
During Q1F18, $124.5 million of tax expense was recorded as a result of the enactment of U.S. Tax Reform. The results for the three months ended June 30, 2018 and March 31, 2018, were not impacted by U.S. Tax Reform as the provisional amounts recorded in Q1F18 remain unchanged.

(3)
For the nine months ended June 30, 2018, the total weighted average number of potentially-dilutive shares was 0.9 million. However, these shares were not included in the computation of GAAP diluted net loss per share since to do so would have decreased the loss per share. No shares were excluded in any of the other reported periods.

PLEXUS CORP. AND SUBSIDIARIES
NON-GAAP SUPPLEMENTAL INFORMATION Table 2
(in thousands)
(unaudited)

ROIC and Economic Return Calculations	Nine Months Ended		Six Months Ended		Nine Months Ended
	Jun 30,		Mar 31,		Jul 1,
	2018		2018		2017
Operating income, as reported		$81,318		$48,872		$95,943
One-time employee bonus	+	13,512		13,512		—
Adjusted operating income		94,830		62,384		95,943
	÷	3			÷	3
		31,610				31,981
	x	4	x	2	x	4

Adjusted annualized operating income		$126,440		$124,768		$127,924
Adjusted effective tax rate	x	10%	x	11%	x	8%
Tax impact		12,644		13,724		10,234
Adjusted operating income (tax effected)		$113,796		$111,044		$117,690

Average invested capital	÷	$716,374	÷	$709,764	÷	$730,286

ROIC		15.9%		15.6%		16.1%
Weighted average cost of capital	-	9.5%	-	9.5%	-	10.5%
Economic return		6.4%		6.1%		5.6%

	Three Months Ended
Average Invested Capital	Jun 30,	Mar 31,	Dec 30,	Sept 30,
Calculations	2018	2018	2017	2017
Equity	$882,360	$920,503	$933,849	$1,025,939
Plus:
Debt - current	6,365	180,772	179,881	286,934
Debt - long-term	180,204	27,217	26,047	26,173
Less:
Cash and cash equivalents	(332,723)	(402,470)	(506,694)	(568,860)
	$736,206	$726,022	$633,083	$770,186

	Three Months Ended
Average Invested Capital	Jul 1,	Apr 1,	Dec 31,	Oct 1,
Calculations	2017	2017	2016	2016
Equity	$991,306	$961,438	$927,542	$916,797
Plus:
Debt - current	267,297	92,623	78,879	78,507
Debt - long-term	26,138	185,638	184,136	184,002
Less:
Cash and cash equivalents	(519,172)	(524,520)	(496,505)	(432,964)
	$765,569	$715,179	$694,052	$746,342